Exhibit 3(vii)

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “H. J. HEINZ FINANCE COMPANY” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWELFTH DAY OF DECEMBER, A.D. 1983, AT 2 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ORE-IDA FOODS JAPAN, INC.” TO “H. J. HEINZ FINANCE COMPANY”, FILED THE ELEVENTH DAY OF OCTOBER, A.D. 2000, AT 2:45 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE NINTH DAY OF MARCH, A.D. 2001, AT 10 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE FIFTH DAY OF JULY, A.D. 2001, AT 9:30 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-FOURTH DAY OF MARCH, A.D. 2003, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2006, AT 10:35 O’CLOCK A.M.

CERTIFICATE OF RETIREMENT, FILED THE FIFTEENTH DAY OF JULY, A.D. 2008, AT 12:21 O’CLOCK P.M.

	Jeffrey W. Bullock, Secretary of State
2023194 8100H	AUTHENTICATION:	0256377
130272429	DATE:	03-04-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	PAGE 2
The First State

CERTIFICATE OF DESIGNATION, FILED THE FIFTEENTH DAY OF JULY, A.D. 2008, AT 12:22 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE SEVENTEENTH DAY OF DECEMBER, A.D. 2010, AT 4:34 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2010.

CERTIFICATE OF OWNERSHIP, FILED THE EIGHTH DAY OF APRIL, A.D. 2011, AT 11:25 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-FIFTH DAY OF APRIL, A.D. 2011, AT 4:21 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE TWENTY-SIXTH DAY OF APRIL, A.D. 2011, AT 5 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “H. J. HEINZ FINANCE COMPANY”.

	Jeffrey W. Bullock, Secretary of State
2023194 8100H	AUTHENTICATION:	0256377
130272429	DATE:	03-04-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION of ORE-IDA FOODS JAPAN, INC.

1. The name of the corporation is Ore-Ida Foods Japan, Inc.

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to grow, process, freeze, market, buy, sell, store and generally deal in and with agricultural products of every nature and description; and to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value $1.00 per share.

5. The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS

Ore-Ida Foods, Inc., a Delaware Corporation	Post Office Box 10 Boise, Idaho 83707

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

(a)	To make, alter or repeal the by-laws of the corporation.

(b)	To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

(c)	To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(d)	By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a

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committee, the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommend to the stockholders a dissolution, or amend the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

(e)	When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, and the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

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9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly has hereunto executed this certificate this 9th Day of December 1983.

Attest:		ORE-IDA FOODS, INC.

By		By

	J. G. Mueller		F. E. Osborne
	Treasurer and Assistant Secretary		Vice President-Finance and Secretary

[Corporate Seal]

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STATE OF IDAHO
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COUNTY OF ADA

On this 9th Day of December, 1983, before me a Notary Public in and for the County of Ada, State of Idaho, personally appeared F. E. Osborne, Vice President-Finance and Secretary of Ore-Ida Foods, Inc., and J. G. Mueller, Treasurer and Assistant Secretary of Ore-Ida Foods, Inc., known to me to be the persons described in the foregoing instrument and acknowledged that they executed the same in the capacities therein stated and for the purpose therein contained, and that the facts stated therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal

Notary Public
My Commission Expires 5/23/84

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:45 PM 10/11/2000 001513478 – 2023194

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Ore-Ida Foods Japan, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Ore-Ida Foods Japan, Inc. be amended by changing the first article thereof so that, as amended, said article shall be and read as follows:

“1.	The name of the corporation is H. J. Heinz Finance Company.”

FURTHER RESOLVED, that the Certificate of Incorporation of Ore-Ida Foods Japan, Inc. be amended by changing the third article thereof so that, as amended, said article shall be and read as follows:

“3.	The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware including, but not limited to, to manufacture, produce, buy, sell and generally deal in food and grocery products and goods, wares, merchandise and personal property of every kind and description.”

FURTHER RESOLVED, that the Certificate of Incorporation of Ore-Ida Foods Japan, Inc. be amended by changing the fourth article thereof so that, as amended, said article shall be and read as follows:

“4.	The total number of shares which the corporation shall have authority to issue is one million one thousand (1,001,000) shares of Common Stock, par value $1.00 per share.”

45054	OI Japan Name Change

FURTHER RESOLVED, that the Certificate of Incorporation of Ore-Ida Foods Japan, Inc. be amended by the addition of an eleventh article thereto that shall be and read as follows:

“11.	A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.”

SECOND: That in lieu of a meeting and vote of shareholders, the sole shareholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate is executed as of this 11th day of October, 2000.

ORE-IDA FOODS JAPAN, INC.

By:

Name:	Leonard A. Cullo, Jr.
Title:	Vice President and Treasurer

45054	OI Japan Name Change

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 03/09/2001 010118325 – 2023194

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

H. J. Heinz Finance Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of H. J. Heinz Finance Company be amended by changing the fourth article thereof so that, as amended, said article shall be and read as follows:

“4.	(a) The total number of shares which the Corporation shall have authority to issue is one million one thousand (1,001,000) shares of Common Stock, par value $1.00 per share (the “Common Stock”) and five thousand (5,000) shares of Preferred Stock, without par value (the “Preferred Stock”).

(b) The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.”

45054	Heinz Finance Amendment

FURTHER RESOLVED, that the Certificate of Incorporation of H. J. Heinz Finance Company be amended by changing the eleventh article thereof so that, as amended, said article shall be and read as follows:

“11.	(a) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

(b)	(i) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this Article 11 shall also include the right to be paid by the Corporation expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this Article 11 shall be a contract right.

(ii) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

(c)	The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

(d)	The rights and authority conferred in this Article 11 shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

(e)	Neither the amendment nor repeal of this Article 11, nor the adoption of any provision of this Certificate of

45054	Heinz Finance Amendment

Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this Article 11 in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.”

SECOND: That in lieu of a meeting and vote of shareholders, the sole shareholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate is executed as of this 8th day of March 2001.

H. J. HEINZ FINANCE COMPANY

By:

Name:	Leonard A. Cullo, Jr.
Title:	Vice President and Treasurer

45054	Heinz Finance Amendment

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:30 AM 07/05/2001 010323167 – 2023194

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF VOTING CUMULATIVE

PREFERRED STOCK, SERIES A

of

H. J. HEINZ FINANCE COMPANY

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

I, the undersigned, Leonard A. Cullo, President of H. J. Heinz Finance Company, a Delaware corporation (hereinafter called the “Corporation”), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the board of directors of the Corporation (the “Board of Directors”) by the Certificate of Incorporation, the Board of Directors duly adopted the following resolution:

RESOLVED, that, pursuant to Article 4 of the Certificate of Incorporation, which authorizes 5,000 shares of preferred stock, no par value (the “Preferred Stock”), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

1. Number of Shares and Designation. 3,250 shares of the Preferred Stock of the Corporation shall be designated as Voting Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”).

2. Rank. (a) The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution and winding up, rank senior to the common stock of the Corporation, $1.00 par value (the “Common Stock”) and all other classes or series of equity securities of the Corporation now or hereafter issued (collectively with the Common Stock, “Junior Securities”), except equity securities of the Corporation expressly designated as ranking at parity (whether with respect to dividends or upon liquidation, dissolution or

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winding up) with the Series A Preferred Stock (collectively, the “Parity Securities”) and any indebtedness of the Corporation and its subsidiaries. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the approval of a majority of the Independent Directors (as defined herein) authorize, create, increase the authorized number of shares of or issue any Parity Securities if (i) immediately after such action the Consolidated Net Worth (as defined herein) of the Corporation would decline from the level immediately prior to such action or (ii) an Increased Dividend Rate Event or a Special Voting Rights Event (each as defined herein) has occurred and is continuing.

(b) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not authorize, create or issue any shares that would rank senior to the Series A Preferred Stock (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) (collectively, “Senior Securities”).

(c) The Corporation may at any time issue additional Junior Securities without the consent of the holders of the Series A Preferred Stock or the Independent Directors.

(d) The respective definitions of Senior Securities, Junior Securities, and Parity Securities shall also include any rights or options exercisable for or into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The Series A Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities, as provided herein.

3. Dividends. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the annual rate of the stated liquidation preference per share ($100,000 per share) equal to 6.226% (the “Annual Dividend Rate”). Such dividends shall be payable in arrears in equal amounts quarterly on January 15, April 15, July 15 and October 15 of each year (unless such day is not a business day, in which event on the next succeeding business day) (each of such dates being a “Dividend Payment Date” and each such quarterly period being a “Dividend Period”), commencing October 15, 2001. Such dividends shall be cumulative from the date of issue, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each dividend shall be payable to holders of record as they appear on the securities register of the Corporation on the corresponding record date. The record dates for the Series A Preferred Stock will be, for so long as the Series A Preferred Stock remains in book-entry form, one business day prior to the relevant Dividend Payment Date

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and, in the event that any of the Series A Preferred Stock is not in book-entry form, the fifteenth day (whether or not a business day) prior to the relevant Dividend Payment Date. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

(b) The amount of dividends payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Except as provided in Paragraphs 4 and 5 hereof, holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

(c) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions (other than dividends or distributions in the form of Parity Securities or Junior Securities or dividends as described in the next succeeding sentence) shall be declared or paid or set apart for payment on Parity Securities, for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities. When dividends are not paid in full, or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon any Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and accumulated and unpaid on such Parity Securities.

(d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment on Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired or funds set apart for redemption, purchase or acquisition of Junior Securities (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a “Junior Securities Distribution”) for any consideration (or any moneys be paid to or made available for a sinking fund

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for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) full cumulative dividends on all outstanding shares of the Series A Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to such Parity Securities.

(e) So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), if an Increased Dividend Rate Event or a Special Voting Rights Event has occurred and is continuing or would result from such Junior Securities Distribution.

4. Increased Dividends. (a) If any Increased Dividend Rate Event has occurred and is continuing, holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available for the payment of dividends, in addition to any dividends otherwise accrued on the Series A Preferred Stock, a cash dividend (the “Additional Dividend”) at an annual rate per share (the “Increased Dividend Rate”) equal to the product of (i) the Annual Dividend Rate and (ii) 0.25. The amount of Additional Dividends payable shall be computed by multiplying the Increased Dividend Rate by a fraction, the numerator of which is (x) the number of days during the relevant Dividend Period such Increased Dividend Rate Event continues without cure and (y) the denominator of which is 360. Additional Dividends which shall have accrued shall be payable (if declared) on the next succeeding Dividend Payment Date to the holders of record of the shares of the Series A Preferred Stock on such record dates applicable to such Dividend Payment Date, For the avoidance of doubt, any Additional Dividends shall immediately cease to accrue upon the payment, discharge or other cure of such failure, action or other event giving rise to an Increased Dividend Rate Event.

(b) As used herein, an “Increased Dividend Rate Event” means:

(i) the Corporation shall have failed to pay accrued dividends (other than any Additional Dividends, but including Gross-Up Payments, if any) on the Series A Preferred Stock for any two Dividend Periods

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(whether or not consecutive), and such failure continues for 30 days following written notice thereof from holders of at least 10% of the outstanding shares of Series A Preferred Stock;

(ii) the Corporation shall have failed to pay or discharge its Mandatory Redemption Obligation (as defined herein) on the Redemption Date (as defined herein);

(iii) the Corporation is merged, voluntarily liquidates or reorganizes, sells, leases, transfers or otherwise disposes of all or substantially all of its assets, effects any business combination with any person or permits any person to merge into it, or sell, lease, transfer or otherwise dispose of all or substantially all its assets, in each case at any time and without possibility of cure; provided that, such action shall not constitute an Increased Dividend Rate Event: if (1) in the case of a reorganization, merger, consolidation or other business combination, (A) if the Corporation survives, the Series A Preferred Stock maintains all the preferences, redemption and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions it had prior to such transaction and the Corporation remains an affiliate of H. J. Heinz Company, or (B) if the Corporation does not survive, (x) the surviving entity shall be H. J. Heinz Company or an affiliate of H. J. Heinz Company, (y) each holder of shares of the Series A Preferred Stock immediately prior to such transaction shall receive securities of the surviving entity with the same preferences, redemption and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions as the Series A Preferred Stock held by such holder immediately prior thereto and (z) no Trigger Event has occurred and is continuing and (2) both Standard & Poor’s Rating Group and Moody’s Investors Services, Inc. (or any successor thereto) affirm the rating of the Series A Preferred Stock (or, in the case of clause (B), the Securities of such surviving entity) as in effect immediately prior to such transaction, after giving effect to such action; or

(iv) a Trigger Event occurs and is continuing for a period of 30 days following written notice to the Corporation from holders of at least 25% of outstanding shares of the Series A Preferred Stock.

(c) As used herein, a “Trigger Event” means:

(i) the failure by the Corporation to maintain, or the entry by the Corporation, without the vote or consent of holders of two-thirds of the shares of Series A Preferred Stock then outstanding, voting as a separate

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class, at a meeting duly called and held, into any amendment (other than to increase the amount that may be borrowed thereunder) of, or consent to any non-compliance with, or waiver of its rights under, the Liquidity Agreement dated as of June 26, 2001 between the Corporation and H. J. Heinz Company or any other loan agreement or line of credit between the Corporation and one or more unaffiliated financial institutions the obligations of the Corporation under which are guaranteed by H. J. Heinz Company (such liquidity agreement or other agreement or line of credit being referred to herein as the “Liquidity Facility”); provided that a Trigger Event shall not include any such entry into any amendment, consent or waiver, without such vote or consent, with respect to the Liquidity Facility (1) adds to the rights, privileges or protections of the Corporation under the Liquidity Facility, (2) cures any ambiguity or corrects or supplements any provision contained in the Liquidity Facility that may be defective or inconsistent with any provisions contained therein or (3) makes such other provisions with regard to matters or questions arising under the Liquidity Facility that does not have a material adverse affect on the Corporation’s credit quality.

(ii) the Corporation shall fail to maintain a Minimum Net Worth Ratio as measured at the end of each fiscal quarter of the Corporation (each such date a “Testing Date”) for a period of 30 days following notice of such failure to the Corporation from any holder of shares of Series A Preferred Stock.

(d) As used herein,

(i) “Minimum Net Worth Ratio” means a Consolidated Net Worth Ratio as of the Testing Date of not less than 100%, or at the Corporation’s option with respect to any Testing Date, an Appraised Net Worth Ratio of not less than 125%. The Corporation will promptly provide written notice to each holder of Series A Preferred Stock of its election to apply the Appraised Net Worth Ratio with respect to a Testing Date, and will make available to holders of Series A Preferred Stock upon request the relevant Independent Appraisal Report.

(ii) “Consolidated Net Worth Ratio” means the ratio of (i) the stockholders’ equity of the Corporation and its consolidated subsidiaries (including for this purpose the Series A Preferred Stock and any Parity Securities if otherwise excluded) determined in accordance with U.S. GAAP (“Consolidated Net Worth”) to (ii) then-applicable redemption price for the Series A Preferred Stock and any Parity Securities.

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(iii) “Appraised Net Worth Ratio” means the ratio of (1) (a) the Appraised Company Net Worth as specified in the applicable Independent Appraisal Report less (b) the aggregate amount of any distributions by the Corporation with respect to, or for repurchase or redemption of, any Junior Securities made subsequent to such Independent Appraisal Report (to the extent not reflected therein) to (2) the then-applicable Redemption Price for the Series A Preferred Stock and any Parity Securities.

(iv) “Appraised Company Net Worth” means the excess of (i) the fair value of the Corporation’s unconsolidated assets over (ii) the Corporation’s unconsolidated liabilities (excluding, for this purpose, the Series A Preferred Stock and any Parity Securities, if otherwise included), as specified in an appraisal report prepared by a nationally recognized firm of independent auditors or other independent specialists in the valuation field (an “Independent Appraisal Report”), which report is dated not earlier than nine months prior to the Testing Date.

5. DRP Adjustment. (a) If, prior to 18 months after the date of the original issuance of the Series A Preferred Stock, one or more amendments to the Internal Revenue Code of 1986, as amended (the “Code”), are enacted that reduce the percentage of the dividends-received deduction (it being understood such deduction currently is 70%) as specified in section 243(a)(1) of the Code or any successor provision (the “Dividends-Received Percentage”), the amount of each dividend payable (if declared) per share of Series A Preferred Stock for dividend payments made on or after the effective date of such change in the Code will be adjusted by multiplying the amount of the dividend payable described above (before adjustment) by the following fraction (the “DRD Formula”), and rounding the result to the nearest cent (with one-half cent rounded up):

1-.35(1-.70)
1-.35(1-DRP)

For the purposes of the DRD Formula, “DRP” means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends-Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal .50. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an opinion of nationally recognized independent tax counsel or a private letter ruling or similar form of authorization from the Internal Revenue Service (“IRS”) to the effect that such amendment does not apply to a dividend payable on the Series A Preferred Stock, then such amendment will not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend.

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(b) If any such amendment to the Code specified in Paragraph 5(a) hereof is enacted and the reduction in the Dividends-Received Percentage retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on the Series A Preferred Stock (each, an “Affected Dividend Payment Date”), the Corporation will pay (if declared) additional dividends (the “Retroactive Dividends”) on the next succeeding Dividend Payment Date to holders of Series A Preferred Stock on the Dividend Payment Record Date applicable to such Dividend Payment Date (or, if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, to holders of Series A Preferred Stock on the Dividend Payment Record Date following the date of enactment) in an amount equal to the excess of (x) the product of the dividends paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and .50 applied to each Affected Dividend Payment Date) over (y) the sum of the dividends paid by the Corporation on each Affected Dividend Payment Date. The Corporation will only make one payment of Retroactive Dividends for any such amendment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an opinion of nationally recognized independent tax counsel or a private letter ruling or similar form of guidance from the IRS to the effect that such amendment does not apply to a dividend payable on an Affected Dividend Payment Date for the Series A Preferred Stock, then such amendment will not result in the payment of Retroactive Dividends with respect to such Affected Dividend Payment Date.

(c) For the avoidance of any doubt, no adjustment in the dividends payable by the Corporation shall be made, and no Retroactive Dividends shall be payable by the Corporation, in respect of the enactment of any amendment to the Code 18 months or more after the date of original issuance of the Series A Preferred Stock that reduces the Dividends-Received Percentage.

(d) In the event that the amount of dividends payable per share of the Series A Preferred Stock is adjusted pursuant to the DRD Formula and/or Retroactive Dividends are to be paid, the Corporation will give notice of each such adjustment and, if applicable, any Retroactive Dividends to the holders of Series A Preferred Stock.

6. Earnings and Profits Gross-Up Payments. (a) If any distributions on shares of Series A Preferred Stock with respect to any taxable year of the Corporation are not eligible for the dividend received deduction for U.S. federal income tax purposes solely on account of insufficient current or accumulated earnings and profits of the Corporation (“Applicable Distribution(s)”), the Corporation will, within 120 days after the end of such taxable year, provide

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notice thereof to each holder of shares of Series A Preferred Stock that was entitled to receive an Applicable Distribution during such taxable year. The Corporation shall, within 30 days after such notice is given, pay, out of lawful funds, to each such holder an amount equal to the aggregate Gross-Up Payment (as defined below) with respect to all Applicable Distributions during such taxable year. Gross-Up Payments, if not made when due, shall be treated as accrued and unpaid dividends on shares of Series A Preferred Stock.

(b) As used herein, “Gross-Up Payment(s)” means payment with respect to an Applicable Distribution of an amount which, when taken together with such Applicable Distribution, would cause the net yield in dollars (after federal income tax consequences and treating, for purposes of calculating net yield in dollars, that portion of the Applicable Distribution otherwise treated as a return of capital as capital gain received upon the taxable sale or exchange of shares of Series A Preferred Stock) from the aggregate of both the Applicable Distributions and the Gross-Up Payment to be equal to the net yield in dollars (after U.S. federal income tax consequences) that would have been realized if the amount of the aggregate Applicable Distributions treated as a return of capital instead had been treated as a dividend for U.S. federal income tax purposes. Such Gross-Up Payment will be calculated without consideration being given to the time value of money, assuming the Gross-Up Payment is subject to tax as ordinary income, giving effect to the dividends received deduction (as adjusted pursuant to Paragraph 5 above) that would have applied to each such Applicable Distribution had it been treated as a dividend for U.S. federal income tax purposes, and using the maximum marginal corporate U.S. federal tax rate applicable to ordinary income and capital gains, as the case may be. The Corporation shall provide notice to each holder of shares of Series A Preferred Stock of the right to receive a Gross-Up Payment in respect of any taxable year of the Corporation, if applicable, no later than 120 days following the end of such year, and any applicable Gross-Up Payment will be due within 30 days of such notice. Gross-Up Payments, if not made when due, will be treated as accrued and unpaid dividends on the shares of Series A Preferred Stock.

7. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of shares of Series A Preferred Stock shall be entitled to receive $100,000 per share of Series A Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to and including the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof,

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distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Paragraph 7, (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

(b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this Paragraph 7, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

8. Redemption.

(a) On July 15, 2008 (the “Redemption Date”), the Corporation shall redeem all outstanding shares of the Series A Preferred Stock, at a redemption price of $100,000 per share in cash, together with accrued and unpaid dividends thereon to such date, without interest (the “Redemption Price”) out of funds legally available for such payment. The Series A Preferred Stock shall not be redeemable by the Corporation prior to the Redemption Date. If the Redemption Date falls on a day that is not a business day, the Redemption Price will be payable on the next succeeding business day without adjustment for interest or further payment as a result of the delay.

(b) Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series A Preferred Stock shall be reissued or sold as Series A Preferred Stock.

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9. Procedure for Redemption.

(a) In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each holder of record of the shares to be redeemed at such holder’s address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state; (i) the Redemption Date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

(b) Notice having been duly given, from and after the Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the Redemption Price aforesaid.

(c) Payment of the Redemption Price of the Series A Preferred Stock shall be made only upon surrender of the share certificates to Mellon Investor Services, as paying agent to the Corporation (including any successor to Mellon Investor Services approved by the Corporation as its paying agent, the “Paying Agent”). If the Corporation gives or causes to be given a notice of redemption, timely pays to the Paying Agent an amount of cash sufficient to redeem the Series A Preferred Stock and gives the Paying Agent irrevocable instructions and authority to pay the full amount payable on redemption of the Series A Preferred Stock to holders of the Series A Preferred Stock, then on the date of such payment, all rights of the holders of Series A Preferred Stock, as such, will terminate (except the right of the holders of Series A Preferred Stock to receive the full amount payable upon redemption thereof upon surrender of the share certificates, but without interest) and the Series A Preferred Stock will no longer be deemed to be outstanding for any purpose. Any funds paid to the Paying Agent which are unclaimed at the end of two years from the Redemption Date will be

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returned to the Corporation, after which the holders of Series A Preferred Stock will look only to the Corporation for payment of the Redemption Price of the Series A Preferred Stock.

10. Voting Rights.

(a) In addition to the other voting rights provided in this Certificate of Designations or as otherwise required by law or the Certificate of Incorporation of the Corporation, as amended, holders of shares of the Series A Preferred Stock and any Parity Securities expressly designated with the same voting rights as the Series A Preferred Stock (collectively, the “Voting Parity Securities”) shall be entitled to vote together as a separate voting class to elect a number of directors of the Corporation which is equal to the smallest whole number that is not less than 25% of the Board of Directors (such director or directors collectively referred to as the “Independent Directors”). For so long as shares of Series A Preferred Stock are outstanding, the Corporation shall have no fewer than one Independent Director. The initial Independent Director is Mr. Andrew L. Stidd. Except with respect to (i) the election of directors, as to which the Series A Preferred Stock shall have only the voting rights provided in the first sentence of this Paragraph 10, and (ii) those matters for which a series or class vote is required by applicable law, the Certificate of Incorporation, as amended, or this Certificate of Designations, holders of shares of Series A Preferred Stock shall be entitled to cast one vote per share on all matters submitted for a vote of the stockholders of the Corporation and with respect to such matters shall vote together with the holders of Voting Parity Securities and with the holders of the Common Stock, all voting as a single class.

(b) Except (i) with respect to Special Voting Rights Matters upon the occurrence and during the continuance of a Special Voting Rights Event or (ii) as otherwise provided in this Certificate of Designations, each Independent Director shall be entitled to cast one vote (voting together with each member of the Board of Directors) on all matters before the Board of Directors. The Independent Directors shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof If any vacancy shall occur among the Independent Directors, then the other Independent Director or Independent Directors shall designate a successor to fill such vacancy to serve until the next annual meeting of the stockholders or special meeting held in lieu thereof; provided that if there are no Independent Directors to designate such a successor, within 40 days after the creation of such vacancy or vacancies, the Secretary of the Corporation shall call a special meeting of the holders of Series A Preferred Stock and any Voting Parity Securities entitled to vote for the election of Independent Directors and such vacancy or vacancies shall be filled at such special meeting to serve until the next annual meeting of the stockholders or special meeting held in

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lieu thereof. Any Independent Director may be removed, with or without cause, by the holders of a majority of Series A Preferred Stock and any Voting Parity Securities outstanding entitled to vote for the election of Independent Directors. Election and removal of Independent Directors requires the vote of the holders of the Series A Preferred Stock, voting together as a class with holders of any Voting Parity Securities, holding a plurality, in the case of an election, or a majority, in the case of removal, in voting power of the outstanding shares of Series A Preferred Stock and Voting Parity Securities.

(c) A meeting of holders of Series A Preferred Stock and any Voting Parity Securities may be called by the holders of at least 25% in voting power of the outstanding shares of Series A Preferred Stock and any Voting Parity Securities, voting together as a class. Any shares of Series A Preferred Stock held directly or indirectly by the Corporation or any corporation of which the Corporation holds a majority of the shares entitled to vote in the election of directors shall not be entitled to vote or be counted for quorum purposes.

(d) For so long as any shares of Series A Preferred Stock are outstanding, the following actions of the Corporation shall require the approval of a majority of the Independent Directors; (i) the issuance of Parity Securities requiring approval of Independent Directors as set forth in Paragraph 2(a) hereof and (ii) if and for so long as a Special Voting Rights Event has occurred and is continuing, any action of the Board of Directors with respect to Special Voting Rights Matters. For so long as there is only one Independent Director, any action requiring the approval of a majority of the Independent Directors shall be approved by such Independent Director. In the event the Independent Directors cast an equal number of votes for and against approval of a given action requiring the approval of a majority of the Independent Directors, such action shall be deemed not to have been approved by a majority of Independent Directors.

(e) If and for so long as a Special Voting Rights Event has occurred and is continuing while any shares of Series A Preferred Stock are outstanding, the Independent Directors shall have “Special Voting Rights” enabling the Independent Directors only (and not any directors that are not Independent Directors) to cast votes in meetings of the Board of Directors (or to take action by consent in lieu thereof) with respect to, but only with respect to following matters (collectively, the “Special Voting Rights Matters”):

(i) the declaration and payment of dividends on, or the payment of the Redemption Price of, the Series A Preferred Stock and any Parity Securities, to the extent that funds are legally available therefor; and then,

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(ii) if, but only if, all Special Voting Rights Events then existing cannot be cured by the taking of such actions described in clause (i) hereof, to cause the Corporation to enforce and not waive its rights under all material contracts with affiliates, including the Liquidity Facility; and then,

(iii) if, but only if, all Special Voting Rights Events then existing cannot be cured by the taking of such actions described in clause (ii) hereof, to cause the sale or disposition of any of the Corporation’s assets for a commercially reasonable consideration or to cause the repayment, retirement or redemption in accordance with their terms of any or all of the Corporation’s liabilities that rank senior to the Series A Preferred Stock, in each case as, if and to the extent that the taking of such actions would enable the Corporation to cure the occurrence and continuance of any then existing Special Voting Rights Event. At any time that the Independent Directors shall have Special Voting Rights, a majority of the Independent Directors shall be entitled to take action on behalf of the Board of Directors only with respect to any Special Voting Rights Matter.

(f) All Special Voting Rights of the Independent Directors shall terminate immediately at such time as all Special Voting Rights Events then existing have been cured or, if earlier, when shares of the Series A Preferred Stock shall have been redeemed in full or are otherwise no longer outstanding. All Special Voting Rights Events shall be deemed to have been cured and not to be continuing at such time when (i) all accrued and unpaid dividends on the Series A Preferred Stock shall have been declared and paid, (ii) if after the Redemption Date, the Mandatory Redemption Obligation shall have been paid or otherwise discharged, or, as the case may be, (iii) no Trigger Event that materially adversely affects the financial condition of the Corporation and its consolidated subsidiaries, taken as a whole, is continuing.

(g) Notwithstanding the foregoing and for the avoidance of doubt:

(i) Independent Directors shall not have Special Voting Rights with respect to any matter before the Board of Directors other than the Special Voting Rights Matters; and

(ii) Special Voting Rights Matters do not include any action by the Independent Directors or the Board of Directors to elect or remove managers of H. J. Heinz Company, L.P. (“Heinz LP”) under the interest in Heinz LP designated as the Class B Interest pursuant to the First Amended and Restated Limited Partnership Agreement of Heinz LP dated of May 3,

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2001 or to exercise any rights of the Corporation as a limited partner or shareholder of Heinz LP or any other subsidiary of the Corporation (other than the right of a limited partner or shareholder to dispose of its limited partnership interests or shares).

(h) As used herein, a “Special Voting Rights Event” means:

(i) the giving of notice by the Independent Director of the failure by the Corporation to pay accrued dividends on the Series A Preferred Stock in full (including any Gross-Up Payments), which failure has continued for four consecutive quarterly periods, subject to a 10 day cure period following notice from the Independent Director;

(ii) the failure by the Corporation to pay or otherwise discharge its Mandatory Redemption Obligation on the Redemption Date subject to a 10 day cure period following notice from the Independent Director; or

(iii) a Trigger Event that materially adversely affects the financial condition or credit quality of the Corporation occurs and is continuing for at least 60 days following written notice from the holders of a majority of outstanding shares of the Series A Preferred Stock.

(i) For so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the consent or vote of holders of a majority of shares of the Series A Preferred Stock, voting as a class, amend, alter or repeal (i) any provision of the Corporation’s Certificate of Incorporation (including the terms of the Series A Preferred Stock, but excluding the filing of any Certificate of Designations with respect to any Parity Securities or Junior Securities otherwise permitted to be issued hereunder) or (ii) any provision of the Corporation’s Bylaws, in each case, if such amendment, alteration or repeal would materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock.

(j) For so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the consent or vote of each holder of shares of the Series A Preferred Stock amend, alter or repeal the Corporation’s Certificate of Incorporation (including the terms of the Series A Preferred Stock) that would (i) reduce the rate of or change or have the effect of changing the time for payment of any dividends on the Series A Preferred Stock, (ii) reduce the redemption price therefor or (iii) make any amount payable on the Series A Preferred Stock payable in other than U.S. dollars.

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11. Maintain Existence. The Corporation shall not merge, voluntarily liquidate or reorganize, sell, lease, transfer or otherwise dispose of all or substantially all of its assets, effect any business combination with any person or permit any person to merge into it, or sell, lease, transfer or otherwise dispose of all or substantially all its assets, in each case at any time and without possibility of cure, unless in the case of a reorganization, merger, consolidation or other business combination, (A) if the Corporation survives, the Series A Preferred Stock shall maintain all the preferences, redemption and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions it had prior to such transaction and the Corporation remains an affiliate of H. J. Heinz Company, or (B) if the Corporation does not survive, (x) the surviving entity shall be H. J. Heinz Company or an affiliate of H. J. Heinz Company, (y) each holder of shares of the Series A Preferred Stock immediately prior to such transaction shall receive securities with the same preferences, redemption and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of the surviving entity as the Series A Preferred Stock held by such holder immediately prior thereto and (z) no Trigger Event has occurred and is continuing.

12. General Provisions. (a) The term “affiliate” as used herein means, with respect to any Person, a Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person.

(b) The term “Person” as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

(c) The term “outstanding”, when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

(d) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

(e) Each holder of Series A Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are or may become subject to restrictions on the Corporation contained in certain credit and financing agreements.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed and attested by the undersigned this 5th day of July 2001.

H. J. HEINZ FINANCE COMPANY

By:

	Name:	Leonard A. Cullo, Jr.
	Title:	President

ATTEST:

Name:	Michael E. Hooton
Assistant Secretary

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 03/24/2003
030192912 – 2023194

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ETHNIC GOURMET FOODS, INC.

INTO

H.J. HEINZ FINANCE COMPANY

H.J. Heinz Finance Company, a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 12th day of December, 1983, pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a subsidiary corporation of another state into a parent corporation.

SECOND: That this corporation owns all of the outstanding shares of stock of Ethnic Gourmet Foods, Inc., a corporation incorporated on the 14th day of February, 1985 pursuant to the General Laws of the Commonwealth of Massachusetts.

THIRD: That this corporation, by the following resolutions of its Board of Directors adopted by the unanimous written consent of its members, dated March 19, 2003, filed with the minutes of the Board, determined to merge into itself Ethnic Gourmet Foods, Inc.:

RESOLVED, that the Merger, pursuant to the terms and conditions set forth in the Agreement of Merger attached hereto as Exhibit A (the “Merger Agreement”), be, and it hereby is, authorized and approved;

FURTHER RESOLVED, that the Merger shall be effected as a transaction which qualifies as a complete liquidation pursuant to Section 332 of the Internal Revenue Code of 1986, as amended;

FURTHER RESOLVED, that the Chairman of the Corporation, the President of the Corporation, the Vice President of the Corporation, the Secretary or any Assistant Secretary of the Corporation or the Treasurer or any Assistant Treasurer of the Corporation and any other appropriate officer of the Corporation designated by any one of them (collectively, the “Officers”), be and each of them hereby is, authorized to execute, deliver and/or file as

13053-1

COR-00009

3/17/2003

appropriate the Merger Agreement, which shall be approved as to final form and substance by the Officer or Officers executing and delivering the Agreements, which such approval to be conclusively evidenced by the Officer’s or Officers’ execution and delivery of the Agreement;

FURTHER RESOLVED, that the Officers be, and each of them hereby is, authorized to take all such further action and to negotiate, prepare, execute, deliver and/or file as appropriate all agreements, papers, instruments, documents, powers of attorney, proxies, written consents, certificates and governmental filings (collectively, the “Documents”) as they, or any one of them, may deem necessary, desirable or appropriate to effect the intent of these resolutions and to accomplish the Merger; and

FURTHER RESOLVED, that all actions taken by the Officers prior to the adoption of these resolutions in connection with the transactions described above are hereby approved, ratified and confirmed.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, the merger may be amended or terminated and abandoned by the Board of Directors of H.J. Heinz Finance Company at any time prior to the time that this merger being filed becomes effective.

IN WITNESS WHEREOF, H.J. Heinz Finance Company has caused this Certificate to be signed by an officer of the Corporation this 18th day of March, 2003.

H.J. HEINZ FINANCE COMPANY

By:

Name:	Leonard A. Cullo, Jr.
Its:	President

13053-1

COR-00009

3/17/2003

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:24 AM 12/29/2006
FILED 10:35 AM 12/29/2006
SRV 061199407 – 2023194 FILE

CERTIFICATE OF MERGER

of

CMH, INC.

into

H. J. HEINZ FINANCE COMPANY

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

CMH, Inc.	Idaho
H. J. Heinz Finance Company	Delaware

SECOND: That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is H. J. Heinz Finance Company.

FOURTH: That the Certificate of Incorporation of H. J. Heinz Finance Company, which is the surviving corporation, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Plan and Agreement of Merger (a copy of which is attached hereto as Exhibit A) is on file at the office of the surviving corporation, the address of which is 600 Grant Street, 60th Floor, Pittsburgh, Pennsylvania 15219.

SIXTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

34334-2

SEVENTH: The authorized stock and par value of the non-Delaware corporation is 1000 shares at $1.00 par value.

EIGHTH: That this Certificate of Merger shall be effective on December 29, 2006.

H. J. Heinz Finance Company

By:

Name:	Leonard A. Cullo, Jr.

Title:	President

34334-2

Exhibit A

Plan and Agreement of Merger

34334-2

PLAN AND AGREEMENT OF MERGER

Between

CMH, Inc.

and

H. J. Heinz Finance Company

PLAN AND AGREEMENT OF MERGER, dated this 22nd day of December 2006, between H. J. Heinz Finance Company, a Delaware corporation (“Heinz Finance”), and CMH, Inc., an Idaho corporation (“CMH”).

WITNESSETH that:

WHEREAS, Heinz Finance owns 100% of the issued and outstanding shares of common stock of CMH;

WHEREAS, CMH desires to merge with and into Heinz Finance, as hereinafter specified; and

WHEREAS, the Board of Directors of CMH and Heinz Finance deem it advisable and in the best interests of CMH and Heinz Finance that CMH be merged with and into Heinz Finance in a transaction which qualifies as a statutory merger under the applicable provisions of the Delaware General Corporation Law and the Idaho Business Corporation Act;

NOW, THEREFORE, CMH and Heinz Finance, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of such merger and mode of carrying the same into effect as follows;

FIRST: Heinz Finance hereby merges into itself CMH, Inc. and said CMH shall be and hereby is merged into Heinz Finance which shall be the surviving corporation.

SECOND: The Certificate of Incorporation of Heinz Finance which is the surviving corporation, as heretofore amended and as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

34336-3

THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into shares or other securities of the surviving corporation shall be as follows:

a. Each share of common stock of Heinz Finance which shall be issued and outstanding on the effective date of this Agreement shall remain issued and outstanding.

b. Each share of common stock of CMH which shall be issued and outstanding on the effective date of this Agreement shall be surrendered and canceled. There will be no conversion of shares for stock, cash or other property.

FOURTH: The terms and conditions of the merger are as follows:

a. The bylaws of Heinz Finance as they exist on the effective date of this Agreement shall be and remain the bylaws of the surviving corporation until the same may be altered, amended and repealed as therein provided.

b. The directors and officers of Heinz Finance shall continue in office until the next annual meeting of stockholders or until their successors shall have been elected and qualified.

c. The merger shall be effective as of December 29, 2006.

d. Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of CMH shall be transferred to, vested in and devolve upon Heinz Finance without further act or deed and all property, rights and every other interest of Heinz Finance and CMH shall be as effectively the property of Heinz Finance as they were of Heinz Finance and CMH, respectively. Heinz Finance hereby assumes the obligations of CMH pursuant to the November 1, 1996 Loan Agreement between CMH, as successor-in-interest to Portion Pac, Inc., and the City of Jacksonville, Florida, as the Issuer. CMH also hereby agrees from time to time, as and when requested by Heinz Finance or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as Heinz Finance may deem to be necessary or desirable in order to vest in and confirm to Heinz Finance title to and possession of any property of CMH acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of CMH and the proper officers and directors of Heinz Finance are fully authorized in the name of CMH or otherwise to take any and all such action.

e. Upon the merger becoming effective, all liabilities and obligations of every kind and description of CMH shall be transferred to, vested in and devolve upon Heinz Finance without further act or deed and all liabilities and obligations of Heinz Finance and CMH shall be as effectively the responsibility of Heinz Finance as they were of Heinz Finance and CMH, respectively.

34336-3

FIFTH: The authorized stock and par value of the non-Delaware corporation is 1000 shares at $1.00 par value.

SIXTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Board of Directors of any constituent corporation at any time prior to the time that the Certificate of Merger becomes effective. This Agreement may be amended by the Board of Directors of any constituent corporation at any time prior to the time that the Certificate of Merger becomes effective, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of any constituent corporation shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (2) alter or change any term of the Certificate of Incorporation of Heinz Finance to be effected by the merger or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

SEVENTH: It is intended that for U.S. Federal income tax purposes, the merger described herein shall qualify as a complete liquidation described in Section 332 of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan and Agreement of Merger shall constitute a plan of complete liquidation for purposes of the Code and the regulations thereunder.

34336-3

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors, have caused this Agreement to be executed by each party hereto as the respective act, deed and agreement of said corporation as of the date first written above.

CMH, INC.		H. J. HEINZ FINANCE COMPANY

By:		By:

Name:	Kathryn R. Thomas	Name:	Leonard A. Cullo, Jr.

Its:	Vice President	Its:	President

34336-3

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:21 PM 07/15/2008
FILED 12:21 PM 07/15/2008
SRV 080785387 – 2023194 FILE

CERTIFICATE OF RETIREMENT OF VOTING CUMULATIVE PREFERRED

STOCK, SERIES A

of

H. J. HEINZ FINANCE COMPANY

As provided for in Section 8 of its Certificate of Designations, Preferences and Rights of Voting Cumulative Preferred Stock, Series A, H. J. Heinz Finance Company (the “Corporation”) has redeemed all 3,250 outstanding shares of its Voting Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”). Shares of the Series A Preferred Stock will resume the status of authorized and unissued shares of preferred stock of the Corporation, undesignated as to series, and may be redesignated and reissued as part of any series of preferred stock, except as Series A Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Retirement to be signed and attested by the undersigned this 15th day of July, 2008.

H. J. HEINZ FINANCE COMPANY

By:

Name:	Leonard A. Cullo, Jr.
Title:	President

ATTEST:

By:

Name:	Loretta L. Benec
Title:	Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:21 PM 07/15/2008
FILED 12:22 PM 07/15/2008
SRV 080785390 – 2023194 FILE

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF VOTING

CUMULATIVE PREFERRED STOCK, SERIES B

of

H. J. HEINZ FINANCE COMPANY

Pursuant to Sections 151 and 103 of the General Corporation Law of the State of Delaware, I, the undersigned, Leonard A. Cullo, Jr., President of H. J. Heinz Finance Company, a Delaware corporation (hereinafter called the “Corporation”) do hereby make this Certificate of Designation and do hereby state and certify that pursuant to the authority expressly vested in the board of directors of the Corporation (the “Board of Directors”) by the Certificate of Incorporation, the Board of Directors duly adopted the following resolution:

RESOLVED, that, pursuant to Article 4 of the Certificate of Incorporation, which authorizes 5,000 shares of preferred stock, no par value (the “Preferred Stock”), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

1. Number of Shares and Designation.

3,500 shares of the Preferred Stock of the Corporation shall be designated as Voting Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”) immediately following the redemption by the Corporation of all 3,250 shares of its outstanding Voting Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”).

2. Rank.

(a) The Series B Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution and winding up, rank senior to the common stock of the Corporation, $1.00 par value (the “Common Stock”) and all other classes or series of equity securities of the Corporation now or hereafter issued (collectively with the Common Stock, “Junior Securities”), except equity securities of the Corporation expressly designated as ranking at parity (whether with respect to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock (collectively, the “Parity Securities”) and any indebtedness of the Corporation and its subsidiaries. So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the approval of a majority of the Independent Directors (as defined herein) authorize, create, increase the authorized number of shares of or issue any Parity Securities if (i) immediately after such action the Consolidated Net Worth Ratio (as defined herein) of the Corporation would decline from the level immediately prior to such action or (ii) an Increased Dividend Rate Event or a Special Voting Rights Event (each as defined herein) has occurred and is continuing.

(b) So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not authorize, create or issue any shares that would rank senior to the Series B Preferred Stock (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) (the “Senior Securities”).

(c) The Corporation may at any time issue additional Junior Securities without the consent of the holders of the Series B Preferred Stock or the Independent Directors.

(d) The respective definitions of Senior Securities, Junior Securities, and Parity Securities shall also include any rights or options exercisable for or into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be.

DC_LAN01:234257.5

3. Dividends.

(a) The holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at an annual rate equal to 8.00% (the “Annual Dividend Rate”) of the stated liquidation preference per share ($100,000 per share). Such dividends shall be payable in arrears in equal amounts quarterly on January 15, April 15, July 15 and October 15 of each year (unless such day is not a Business Day, in which event payment will be made on the next succeeding Business Day without adjustment, interest or further payment as a result of the delay) (each of such dates being a “Dividend Payment Date”), commencing October 15, 2008. Such dividends will accumulate from and including the immediately preceding Dividend Payment Date (or from and including the date of issuance, with respect to the dividend payable on October 15, 2008) to but excluding the relevant Dividend Payment Date (each such period a “Dividend Period”). As used herein, a “Business Day” is a day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or required by law or order to remain closed. Such dividends shall be cumulative from the date of issue, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each dividend shall be payable to holders of record as they appear on the securities register of the Corporation on the corresponding record date. The record date for the Series B Preferred Stock will be, for so long as the certificates evidencing the shares of Series B Preferred Stock are registered in the name of a securities clearing corporation or a nominee therefor, one Business Day prior to the relevant Dividend Payment Date and, in the event that any of the Series B Preferred Stock is not so registered, the fifteenth day (whether or not a Business Day) prior to the relevant Dividend Payment Date. Accumulated and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

(b) The amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be computed on the basis of twelve 30- day months and a 360-day year. Except as provided in Paragraphs 4 and 5 hereof, holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

(c) So long as any shares of the Series B Preferred Stock are outstanding, no dividends or other distributions (other than dividends or distributions in the form of Junior Securities or cash dividends as described in the next succeeding sentence) shall be declared or paid or set apart for payment on Parity Securities for any period, unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity

DC_LAN01:234257.5

2

Securities. When dividends are not paid in full, or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon any Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such Parity Securities.

(d) So long as any shares of the Series B Preferred Stock are outstanding, no dividends or other distributions (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment on Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired or funds set apart for redemption, purchase or acquisition of Junior Securities (each such dividend, distribution, redemption or purchase being hereinafter referred to as a “Junior Securities Distribution”) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for other Junior Securities), unless in each case (i) full cumulative dividends on all outstanding shares of the Series B Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current dividend period with respect to such Parity Securities.

(e) So long as any shares of the Series B Preferred Stock are outstanding, the Corporation shall not declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), if an Increased Dividend Rate Event or a Special Voting Rights Event has occurred and is continuing or would result from such Junior Securities Distribution.

4. Increased Dividends.

(a) If any Increased Dividend Rate Event has occurred and is continuing, holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, in addition to any dividends otherwise accumulated on the Series B Preferred Stock, a cash dividend (the “Additional Dividend”) on the stated liquidation preference per share ($100,000 per share) at an annual rate per share (the “Increased Dividend Rate”) equal to the product of (i) the Annual Dividend Rate and (ii) 0.25. The amount of Additional Dividends payable shall be computed by multiplying the Increased Dividend Rate by a fraction, the numerator of which is (x) the number of days during the relevant Dividend Period such Increased Dividend Rate Event continues without cure and (y) the denominator of which is 360. Additional Dividends which shall have accumulated shall be payable (if declared) on the next succeeding Dividend Payment Date to the holders of record of the shares of the Series B Preferred Stock on the record date applicable to each such Dividend Payment Date. For the avoidance of doubt, any Additional Dividends shall immediately cease to accumulate upon the payment, discharge or other cure of such failure, action or other event giving rise to an Increased Dividend Rate Event.

DC_LAN01:234257.5

3

(b) As used herein, an “Increased Dividend Rate Event” means:

(i) the Corporation shall have failed to pay accumulated dividends (other than any Additional Dividends, but including Gross-Up Payments, if any) on the Series B Preferred Stock for any two Dividend Periods (whether or not consecutive), and such failure continues for 30 days following written notice thereof from holders of at least 10% of the outstanding shares of Series B Preferred Stock;

(ii) the Corporation shall have failed to pay the Redemption Price on the Redemption Date (as defined herein);

(iii) the Corporation is merged, voluntarily liquidates or reorganizes, sells, leases, transfers or otherwise disposes of all or substantially all of its assets, effects any business combination with any person or permits any person to merge into it, or sell, lease, transfer or otherwise dispose of all or substantially all its assets, in each case at any time and without possibility of cure; provided that, such action shall not constitute an Increased Dividend Rate Event: if (1) in the case of a reorganization, merger, consolidation or other business combination, (A) if the Corporation survives, the Series B Preferred Stock maintains all the preferences, redemption and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions it had prior to such transaction and the Corporation remains an affiliate of H. J. Heinz Company, or (B) if the Corporation does not survive, (x) the surviving entity shall be H. J. Heinz Company or an affiliate of H. J. Heinz Company that is a U.S. corporation, (y) each holder of shares of the Series B Preferred Stock immediately prior to such transaction shall receive securities of the surviving entity with the same preferences, redemption and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions as the Series B Preferred Stock held by such holder immediately prior thereto and (z) no Trigger Event with respect to the Corporation or such surviving entity has occurred and is continuing and (2) both Standard & Poor’s Rating Group and Moody’s Investors Services, Inc. (or any successor thereto) affirm the ratings of the Series B Preferred Stock (or, in the case of clause (B), the Securities of such surviving entity) at levels not lower than the ratings in effect immediately prior to the announcement of such transaction, after giving effect to such action; or

(iv) a Trigger Event occurs and is continuing for a period of 30 days following written notice to the Corporation from an Independent Director.

(c) As used herein, a “Trigger Event” means:

(i) the failure by the Corporation to maintain, or the entry by the Corporation, without the vote or consent of holders of two-thirds of the shares of Series B Preferred Stock then outstanding, voting as a separate class, at a meeting duly called and held, into any amendment (other than to increase the amount that may be borrowed thereunder) of, or consent to any non- compliance with, or waiver of its rights under, the Liquidity Agreement dated as of July 15, 2008 between the Corporation and H. J. Heinz Company, or any other loan agreement or line of credit between the Corporation and one or more unaffiliated financial institutions the obligations of the Corporation under which are guaranteed by H. J. Heinz Company (such liquidity agreement or other agreement or line of credit being referred to herein as the “Liquidity Facility”); provided that a Trigger Event shall not include any such entry into any amendment, consent or waiver, without such vote or consent, with respect to the Liquidity Facility that (1) adds to the rights, privileges or protections of the Corporation under the Liquidity Facility, (2) cures any ambiguity

DC_LAN01:234257.5

4

or corrects or supplements any provision contained in the Liquidity Facility that may be defective or inconsistent with any provisions contained therein or (3) does not have a material adverse affect on the Corporation’s credit quality; or

(ii) the Corporation shall fail to maintain a Minimum Net Worth Ratio as measured at the end of each fiscal quarter of the Corporation (each such date a “Testing Date”) for a period of 30 days following notice of such failure to the Corporation from an Independent Director.

(d) As used herein,

(i) “Minimum Net Worth Ratio” means a Consolidated Net Worth Ratio as of the Testing Date of not less than 100%, or at the Corporation’s option with respect to any Testing Date, an Appraised Net Worth Ratio of not less than 125%. The Corporation will promptly provide written notice to each holder of Series B Preferred Stock of its election to apply the Appraised Net Worth Ratio with respect to a Testing Date, and will make available to holders of Series B Preferred Stock upon request the relevant Independent Appraisal Report.

(ii) “Consolidated Net Worth Ratio” means the ratio of (x) the stockholders’ equity of the Corporation and its consolidated subsidiaries (including for this purpose the Series B Preferred Stock and any Parity Securities to the extent otherwise excluded) determined in accordance with U.S. GAAP (“Consolidated Net Worth”) to (y) then-applicable redemption price for the Series B Preferred Stock and any Parity Securities.

(iii) “Appraised Net Worth Ratio” means the ratio of (x) (a) the Appraised Company Net Worth as specified in the applicable Independent Appraisal Report less (b) the aggregate amount of any distributions by the Corporation with respect to, or for repurchase or redemption of, any Junior Securities made subsequent to such Independent Appraisal Report (to the extent not reflected therein) to (y) the then-applicable redemption price for the Series B Preferred Stock and any Parity Securities.

(iv) “Appraised Company Net Worth” means the excess of (x) the fair value of the Corporation’s unconsolidated assets over (y) the fair value of the Corporation’s unconsolidated liabilities (for the avoidance of doubt, excluding the Series B Preferred Stock and any Parity Securities), in each case as specified in an appraisal report prepared by a nationally recognized firm of independent auditors or other independent specialists in the valuation field (an “Independent Appraisal Report”), which report is dated not earlier than nine months prior to the Testing Date.

5. DRP Adjustment.

(a) If, prior to 18 months after the date of the original issuance of the Series B Preferred Stock, one or more amendments to the Internal Revenue Code of 1986, as amended (the “Code”), are enacted that reduce the percentage of the dividends-received deduction applicable to the dividends on the Series B Preferred Stock (it being understood such deduction currently is 70%) as specified in section 243(a)(1) of the Code or any successor provision (the “Dividends- Received Percentage”), the amount of each dividend payable (if declared) per share of Series B Preferred Stock for dividend payments made on or after the effective date of such change in the Code will be adjusted by multiplying the amount of the dividend payable (before any such adjustment) by the following fraction (the “DRD Formula”), and rounding the result to the nearest basis point (with 0.005% rounded up to 0.01%):

1-0.35(1-0.70)
1-0.35(1-DRP)

DC_LAN01:234257.5

5

For the purposes of the DRD Formula, (i) “DRP” means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends-Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal 0.50; (ii) any such amendment that causes the Federal income tax basis of Series B Preferred Stock to be reduced by an amount related to the dividends-received deduction shall be treated as reducing the percentage of the dividends-received deduction by a like amount; and (iii) any such amendment that reduces the amount of the dividends-received deduction applicable to the dividends on the Series B Preferred Stock by reason of the particular situation of a holder of shares of Series B Preferred Stock (such as borrowing by such holder) shall not be treated as reducing the Dividends-Received Percentage. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an opinion of a nationally recognized independent tax counsel or a private letter ruling or similar form of authorization from the Internal Revenue Service (“IRS”) to the effect that such amendment does not apply to a dividend payable on the Series B Preferred Stock, then such amendment will not result in any adjustment pursuant to this paragraph with respect to such dividend.

(b) If any such amendment to the Code specified in Paragraph 5(a) hereof is enacted and the reduction in the Dividends-Received Percentage retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on the Series B Preferred Stock (each, an “Affected Dividend Payment Date”), the Corporation will pay (if declared) additional dividends, out of lawful funds, (the “Retroactive Dividends”) on the next succeeding Dividend Payment Date to holders of Series B Preferred Stock on the record date applicable to such Dividend Payment Date (or, if such amendment is enacted after such record date relating to such Dividend Payment Date but before such Dividend Payment Date, then on the next following Dividend Payment Date to holders of Series B Preferred Stock on the first record date following the date of enactment of the amendment) in an amount equal to the excess of (x) the product of the dividends per share paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and .50 applied to each Affected Dividend Payment Date) over (y) the sum of the dividends per share paid by the Corporation on each Affected Dividend Payment Date. The Corporation will only make one payment of Retroactive Dividends for any such amendment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an opinion of a nationally recognized independent tax counsel or a private letter ruling or similar form of guidance from the IRS to the effect that such amendment does not apply to a dividend payable on an Affected Dividend Payment Date for the Series B Preferred Stock, then such amendment will not result in the payment of Retroactive Dividends with respect to such Affected Dividend Payment Date.

(c) For the avoidance of doubt, no adjustment in the dividends payable by the Corporation shall be made, and no Retroactive Dividends shall be payable by the Corporation, in respect of the enactment of any amendment to the Code 18 months or more after the date of original issuance of the Series B Preferred Stock that reduces the Dividends-Received Percentage.

(d) In the event that the amount of dividends payable per share of the Series B Preferred Stock is adjusted pursuant to the DRD Formula and/or Retroactive Dividends are to be paid, the Corporation will, as soon as is reasonably practicable, give notice of each such adjustment and, if applicable, any Retroactive Dividends to the holders of Series B Preferred Stock.

DC_LAN01:234257.5

6

6. Earnings and Profits—Gross-Up Payments.

(a) If any distributions on shares of Series B Preferred Stock with respect to any taxable year of the Corporation are not eligible for the dividends-received deduction for U.S. federal income tax purposes solely on account of there being insufficient current or accumulated earnings and profits of the Corporation (“Applicable Distribution(s)”), the Corporation will, within 120 days after the end of such taxable year, provide notice thereof to each holder of shares of Series B Preferred Stock that was entitled to receive an Applicable Distribution during such taxable year. The Corporation shall, within 30 days after such notice is given, pay, out of lawful funds, to each such holder an amount equal to the aggregate Gross-Up Payment (as defined below) with respect to all Applicable Distributions during such taxable year. Gross-Up Payments, if not made when due, shall be treated as accumulated and unpaid dividends on shares of Series B Preferred Stock.

(b) As used herein, “Gross-Up Payments)” means payment with respect to an Applicable Distribution of an amount which, when taken together with such Applicable Distribution, would cause the net yield in dollars (after U.S. federal income tax consequences and treating, for purposes of calculating net yield in dollars, that portion of the Applicable Distribution otherwise treated as a return of capital as capital gain received upon the taxable sale or exchange of shares of Series B Preferred Stock) from the aggregate of both the Applicable Distributions and the Gross-Up Payment to be equal to the net yield in dollars (after U.S. federal income tax consequences) that would have been realized if the amount of the aggregate Applicable Distributions treated as a return of capital instead had been treated as a dividend for U.S. federal income tax purposes. Such Gross-Up Payment will be calculated (i) without consideration being given to the time value of money, (ii) assuming the Gross-Up Payment is subject to tax as capital gains income, and (iii) using the maximum marginal corporate U.S. federal tax rate applicable to ordinary income and capital gains, as the case may be. The Corporation shall provide notice to each holder of shares of Series B Preferred Stock of the right to receive a Gross-Up Payment in respect of any taxable year of the Corporation, if applicable, no later than 120 days following the end of such year, and any applicable Gross- Up Payment will be due within 30 days of such notice.

7. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of shares of Series B Preferred Stock shall be entitled to receive $100,000 per share of Series B Preferred Stock plus an amount equal to all dividends (whether or not declared) accumulated and unpaid thereon to and including the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such other

DC_LAN01:234257.5

7

stock if all amounts payable thereon were paid in full. For the purposes of this Paragraph 7, neither a consolidation or merger of the Corporation with one or more corporations nor a sale or transfer of all or substantially all of the Corporation’s assets, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

(b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this Paragraph 7, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

8. Redemption.

(a) On July 15, 2013 (the “Redemption Date”), the Corporation shall redeem all outstanding shares of the Series B Preferred Stock, at a redemption price of $100,000 per share in cash, plus an amount equal to all dividends accumulated and unpaid thereon (unless declared and paid on the Redemption Date) to, but excluding, the Redemption Date, without interest (the “Redemption Price”). Such payment will be limited to funds legally available for such payment, and such payment will not exceed the amount of the Corporation’s surplus, as the term surplus is used in Section 154 of the General Corporation Law of the State of Delaware.

The Series B Preferred Stock shall not be redeemable by the Corporation prior to the Redemption Date. If the Redemption Date falls on a day that is not a Business Day, the Redemption Price will be payable on the next succeeding Business Day without adjustment for interest or further payment as a result of the delay.

(b) Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series B Preferred Stock shall be reissued or sold as Series B Preferred Stock.

9. Procedure for Redemption.

(a) In the event the Corporation shall redeem shares of Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each holder of record of the shares to be redeemed at such holder’s address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series B Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (iv) that dividends on the shares to be redeemed will cease to accumulate on such Redemption Date.

(b) Notice having been duly given, from and after the Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the Redemption Price of the shares called for redemption), dividends on the shares of Series B Preferred Stock so called for

DC_LAN01:234257.5

8

redemption shall cease to accumulate, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the Redemption Price aforesaid.

(c) Payment of the Redemption Price of the Series B Preferred Stock shall be made only upon surrender of the share certificates to National City Bank, as paying agent to the Corporation (including any successor to National City Bank approved by the Corporation as its paying agent, the “Paying Agent”). If the Corporation gives or causes to be given a notice of redemption, timely pays to the Paying Agent an amount of cash sufficient to redeem the Series B Preferred Stock and gives the Paying Agent irrevocable instructions and authority to pay the full amount payable on redemption of the Series B Preferred Stock to holders of the Series B Preferred Stock, then on the date of such payment, all rights of the holders of Series B Preferred Stock, as such, will terminate (except the right of the holders of Series B Preferred Stock to receive the full amount payable upon redemption thereof upon surrender of the share certificates, but without interest) and the Series B Preferred Stock will no longer be deemed to be outstanding for any purpose. Any funds paid to the Paying Agent which are unclaimed at the end of two years from the Redemption Date will be returned to the Corporation, after which the holders of Series B Preferred Stock will look only to the Corporation for payment of the Redemption Price of the Series B Preferred Stock.

10. Voting Rights.

(a) In addition to the other voting rights provided in this Certificate of Designation or as otherwise required by law or the Certificate of Incorporation of the Corporation, as amended, holders of shares of the Series B Preferred Stock and any Parity Securities expressly designated with the same voting rights as the Series B Preferred Stock (collectively, the “Voting Parity Securities”) shall be entitled to vote together as a separate voting class to elect a number of directors of the Corporation which is equal to the smallest whole number that is not less than 25% of the Board of Directors (such director or directors collectively referred to as the “Independent Directors”). For so long as shares of Series B Preferred Stock are outstanding, the Corporation shall have no fewer than one Independent Director. The Independent Directors in office pursuant to the Certificate of Designation, Preferences and Rights relating to the Series A Preferred Stock of the Corporation as of the date of initial issuance of the Series B Preferred Stock shall continue as the Independent Directors pursuant hereto. Except with respect to (i) the election of directors, as to which the Series B Preferred Stock shall have only the voting rights provided in the first sentence of this Paragraph 10, and (ii) those matters for which a series or class vote is required by applicable law, the Certificate of Incorporation, as amended, or this Certificate of Designation, holders of shares of Series B Preferred Stock shall be entitled to cast one vote per share on all matters submitted for a vote of the stockholders of the Corporation and with respect to such matters shall vote together with the holders of Voting Parity Securities and with the holders of the Common Stock, all voting as a single class.

(b) Except (i) with respect to Special Voting Rights Matters upon the occurrence and during the continuance of a Special Voting Rights Event or (ii) as otherwise provided in this Certificate of Designation, each Independent Director shall be entitled to cast one vote (voting together with each member of the Board of Directors) on all matters before the Board of Directors. The

DC_LAN01:234257.5

9

Independent Directors shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof. If any vacancy shall occur among the Independent Directors, then the other Independent Directors shall designate a successor to fill such vacancy to serve until the next annual meeting of the stockholders or special meeting held in lieu thereof; provided that if there are no Independent Directors to designate such a successor, within 40 days after the creation of such vacancy or vacancies, the Secretary of the Corporation shall call a special meeting of the holders of Series B Preferred Stock and any Voting Parity Securities entitled to vote for the election of Independent Directors, and such vacancy or vacancies shall be filled at such special meeting to serve until the next annual meeting of the stockholders or special meeting held in lieu thereof. Any Independent Director may be removed, with or without cause, solely by the holders of a majority of Series B Preferred Stock and any Voting Parity Securities outstanding entitled to vote for the election of Independent Directors. Election and removal of Independent Directors requires the vote of the holders of the Series B Preferred Stock, voting together as a class with holders of any Voting Parity Securities, holding a plurality, in the case of an election, or a majority, in the case of removal, in voting power of the outstanding shares of Series B Preferred Stock and Voting Parity Securities.

(c) A meeting of holders of Series B Preferred Stock and any Voting Parity Securities may be called by the holders of at least 25% in voting power of the outstanding shares of Series B Preferred Stock and any Voting Parity Securities, voting together as a class. Any shares of Series B Preferred Stock held directly or indirectly by the Corporation or any corporation or other entity of which the Corporation holds a majority of the shares or other interests entitled to vote in the election of directors shall not be entitled to vote or be counted for quorum purposes or for purposes of determining whether a meeting of holders of the Series B Preferred Stock and any Voting Parity Securities has been duly called.

(d) For so long as any shares of Series B Preferred Stock are outstanding, the following actions of the Corporation shall require the approval of a majority of the Independent Directors: (i) the issuance of Parity Securities requiring approval of Independent Directors as set forth in Paragraph 2(a) hereof and (ii) if and for so long as a Special Voting Rights Event has occurred and is continuing, any action of the Board of Directors with respect to Special Voting Rights Matters. For so long as there is only one Independent Director, any action requiring the approval of a majority of the Independent Directors shall require the approval of such Independent Director. In the event the Independent Directors cast an equal number of votes for and against approval of a given action requiring the approval of a majority of the Independent Directors, such action shall be deemed not to have been approved by a majority of Independent Directors.

(e) If and for so long as a Special Voting Rights Event has occurred and is continuing while any shares of Series B Preferred Stock are outstanding, the Independent Directors shall have “Special Voting Rights” enabling the Independent Directors only (and, for the avoidance of doubt, not any directors that are not Independent Directors) to cast votes in meetings of the Board of Directors (or to take action by consent in lieu thereof) with respect to, but only with respect to the following matters (collectively, the “Special Voting Rights Matters”):

(i) the declaration and payment of dividends on, or the payment of the Redemption Price of, the Series B Preferred Stock and any Parity Securities, to the extent that funds are legally available therefor; and then,

DC_LAN01:234257.5

10

(ii) if, but only if, all Special Voting Rights Events then existing cannot be cured by the taking of such actions described in clause (i) hereof, to cause the Corporation to enforce and not waive its rights under all material contracts with affiliates, including the Liquidity Facility; and then,

(iii) if, but only if, all Special Voting Rights Events then existing cannot be cured by the taking of such actions described in clauses (i) and (ii) hereof, to cause the sale or disposition of any of the Corporation’s assets for a commercially reasonable consideration or to cause the repayment, retirement or redemption in accordance with their terms of any or all of the Corporation’s liabilities that rank senior to the Series B Preferred Stock, in each case as, if and to the extent that the taking of such actions would enable the Corporation to cure the occurrence and continuance of any then existing Special Voting Rights Event. At any time that the Independent Directors shall have Special Voting Rights, a majority of the Independent Directors shall constitute a quorum of the Board of Directors for purposes of any Special Voting Rights Matter, and the affirmative vote of a majority of the Independent Directors present at any such meeting shall be required to approve any matter that is the subject of Special Voting Rights.

(f) All Special Voting Rights of the Independent Directors shall terminate immediately at such time as all Special Voting Rights Events then existing have been cured or, if earlier, when shares of the Series B Preferred Stock shall have been redeemed in full or are otherwise no longer outstanding. All Special Voting Rights Events shall be deemed to have been cured and not to be continuing at such time when (i) all accumulated and unpaid dividends on the Series B Preferred Stock shall have been declared and paid, (ii) if after the Redemption Date, the full Redemption Price shall have been paid or otherwise discharged, or (iii) no Trigger Event that materially adversely affects the financial condition of the Corporation is continuing. At such time as all Special Voting Rights Events have been cured or, if earlier, when all shares of the Series B Preferred Stock have been redeemed in full or are otherwise no longer outstanding, all directors will have ordinary voting rights with respect to the Special Voting Rights Matters.

(g) Notwithstanding the foregoing and for the avoidance of doubt:

(i) Independent Directors shall not have Special Voting Rights with respect to any matter before the Board of Directors other than the Special Voting Rights Matters; and

(ii) Special Voting Rights Matters do not include any action by the Independent Directors or the Board of Directors to elect or remove managers of H. J. Heinz Company, L.P. (“Heinz LP”) under the interest in Heinz LP designated as the Class B Interest pursuant to the Fourth Amended and Restated Limited Partnership Agreement of Heinz LP dated as of May 2, 2007, as amended, or to exercise any rights of the Corporation as a limited partner or shareholder of Heinz LP or any other subsidiary of the Corporation (other than the right of a limited partner or shareholder to dispose of its limited partnership interests or shares).

(h) As used herein, a “Special Voting Rights Event” means:

(i) the giving of notice by the Independent Directors of the failure by the Corporation to pay accumulated dividends on the Series B Preferred Stock in full (including, for the avoidance of doubt, any Additional Dividend, Retroactive Dividend or Gross-Up Payments), which failure has continued for four consecutive quarterly periods, subject to a 10 day cure period following notice from the Independent Directors;

DC_LAN01:234257.5

11

(ii) the failure by the Corporation to pay or otherwise discharge the Redemption Price on the Redemption Date subject to a 10 day cure period following notice from the Independent Director; or

(iii) a Trigger Event that materially adversely affects the financial condition or credit quality of the Corporation occurs and is continuing for at least 60 days following written notice from the holders of a majority of outstanding shares of the Series B Preferred Stock.

(i) For so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the consent or vote of holders of a majority of shares of the Series B Preferred Stock, voting as a class, amend, alter or repeal (i) any provision of the Corporation’s Certificate of Incorporation (including the terms of the Series B Preferred Stock, but excluding the filing of any Certificate of Designation with respect to any Parity Securities or Junior Securities otherwise permitted to be issued hereunder) or (ii) any provision of the Corporation’s Bylaws, in each case, if such amendment, alteration or repeal would adversely affect the rights, preferences, powers or privileges of the Series B Preferred Stock.

(j) For so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the consent or vote of each holder of shares of the Series B Preferred Stock amend, alter or repeal any provision of the Corporation’s Certificate of Incorporation (including the terms of the Series B Preferred Stock) or Bylaws that would (i) reduce the rate of or change or have the effect of changing the time for payment of any dividends on the Series B Preferred Stock, (ii) reduce the Redemption Price therefor or (iii) make any amount payable on the Series B Preferred Stock payable in other than U.S. dollars.

11. Maintain Existence. The Corporation shall not, without the consent or vote of holders of a majority of the outstanding shares of Series B Preferred Stock, voluntarily liquidate or reorganize, or merge into or consolidate or effect any business combination with any person or permit any person to merge into it, or sell, lease, transfer or otherwise dispose of all or substantially all its assets, in each case at any time and without possibility of cure, unless in the case of a reorganization, merger, consolidation or other business combination, (a) if the Corporation survives, the Series B Preferred Stock shall maintain all the preferences, redemption and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions it had prior to such transaction and the Corporation remains an affiliate of H. J. Heinz Company, or (b) if the Corporation does not survive, (i) the surviving entity shall be H. J. Heinz Company or an affiliate of H. J. Heinz Company that is a U.S. corporation, (ii) each holder of shares of the Series B Preferred Stock immediately prior to such transaction shall receive securities with the same preferences, redemption and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of the surviving entity as the Series B Preferred Stock held by such holder immediately prior thereto and (iii) no Trigger Event has occurred and is continuing.

12. General Provisions.

(a) The term “affiliate” as used herein means, with respect to any Person, a Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person.

(b) The term “Person” as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

DC_LAN01:234257.5

12

(c) The term “outstanding”, when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

(d) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

DC_LAN01:234257.5

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed and attested by the undersigned this 15th day of July, 2008

H J HEINZ FINANCE COMPANY

By:

Name:	Leonard A Cullo, Jr
Title:	President

ATTEST:

By:

Name:	Loretta L Benec
Title:	Secretary

DC_LAN01:234257.5

State of Delaware Secretary of State Division of Corporations Delivered 05:13 PM 12/17/2010 FILED 04:34 PM 12/17/2010 SRV 101206069 – 2023194 FILE

CERTIFICATE OF OWNERSHIP

MERGING

HEINZ I, INC.

INTO

H. J. HEINZ FINANCE COMPANY

(Subsidiary into parent pursuant to Section 253 of the General Corporation Law of Delaware)

*******

H. J. Heinz Finance Company, a corporation incorporated on the 12th day of December, 1983, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY:

FIRST: That this corporation owns 100% of the capital stock of Heinz I, Inc., a corporation incorporated on the 27th day of April, 1961 A.D., pursuant to the provisions of the Illinois Business Corporation Act and that this corporation, by a resolution of its Board of Directors duly adopted by written consent on the 3rd day of December, 2010 A.D., determined to and did merge into itself said Heinz I, Inc., which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 100% of the outstanding stock of Heinz I, Inc., a corporation organized and existing under the laws of Illinois, and

WHEREAS this corporation desires to merge into itself the said Heinz I, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Heinz I, Inc. and assumes all of its obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he or she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Heinz I, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

FURTHER RESOLVED, that the merger shall become effective on December 31, 2010.

51242-1

200900297

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this Certificate to be signed by an authorized officer this 3 day of December, 2010.

By:

Name:	Leonard A. Cullo, Jr.
Title:	President

51242-1

200900297

State of Delaware Secretary of State Division of Corporations Delivered 11:33 AM 04/08/2011 FILED 11:25 AM 04/08/2011 SRV 110394690 – 2023194 FILE

CERTIFICATE OF OWNERSHIP

MERGING

ROYAL AMERICAN FOODS, INC.

INTO

H. J. HEINZ FINANCE COMPANY

(Subsidiary into parent pursuant to Section 253 of the General Corporation Law of Delaware)

*******

H. J. Heinz Finance Company, a corporation incorporated on the 12th day of December, 1983, pursuant to the provisions of the General Corporation Law of the State of Delaware (the “Corporation”);

DOES HEREBY CERTIFY:

That this Corporation owns 100% of the issued and outstanding capital stock of Royal American Foods, Inc., a corporation incorporated on the 15th day of February, 1990, pursuant to the provisions of the Minnesota Business Corporation Act, and that this Corporation, by a resolution of its Board of Directors duly adopted by written consent on the 8 day of April, 2011, determined to and did merge into itself said Royal American Foods, Inc., which resolution is in the following words to wit:

WHEREAS this Corporation lawfully owns 100% of the outstanding stock of Royal American Foods, Inc., a corporation organized and existing under the laws of Minnesota, and

WHEREAS this Corporation desires to merge into itself the said Royal American Foods, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this Corporation merges into itself said Royal American Foods, Inc. and assumes all of its rights and obligations, and

FURTHER RESOLVED, that an authorized officer of this Corporation be and he or she is hereby directed to make and execute a certificate of ownership setting forth a copy of the foregoing resolution to merge said Royal American Foods, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

FURTHER RESOLVED, that the merger shall become effective when this Certificate of Ownership is filed with the Secretary of State of the State of Delaware.

52368-1

0000000758-001

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this Certificate to be signed by an authorized officer this 8 day of April, 2011.

By:

Name:	Leonard A. Cullo, Jr.
Title:	President

52368-1

0000000758-001

State of Delaware Secretary of State Division of Corporations Delivered 04:50 PM 04/25/2011 FILED 04:21 PM 04/25/2011 SRV 110451114 – 2023194 FILE

CERTIFICATE OF OWNERSHIP

MERGING

TRADEMARK MANAGEMENT COMPANY

INTO

H. J. HEINZ FINANCE COMPANY

(Subsidiary into parent pursuant to Section 253 of the General Corporation Law of Delaware)

*******

H. J. Heinz Finance Company, a corporation incorporated on the 12th day of December, 1983, pursuant to the provisions of the General Corporation Law of the State of Delaware (the “Corporation”);

DOES HEREBY CERTIFY:

That this Corporation owns 100% of the issued and outstanding capital stock of Trademark Management Company, a corporation incorporated on the 5th day of March, 2001, pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this Corporation, by a resolution of its Board of Directors duly adopted by written consent on the 15 day of April, 2011, determined to and did merge into itself said Trademark Management Company, which resolution is in the following words to wit:

WHEREAS this Corporation lawfully owns 100% of the outstanding stock of Trademark Management Company, a corporation organized and existing under the laws of Delaware, and

WHEREAS this Corporation desires to merge into itself the said Trademark Management Company, and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this Corporation merges into itself said Trademark Management Company and assumes all of its rights and obligations, and

FURTHER RESOLVED, that an authorized officer of this Corporation be and he or she is hereby directed to make and execute a certificate of ownership setting forth a copy of the foregoing resolution to merge said Trademark Management Company and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

FURTHER RESOLVED, that the merger shall become effective at 5:00 p.m. EST on April 26, 2011.

52598-1

0000000758-001

04/04/2011

IN WITNESS WHEREOF, the parent Corporation has caused its corporate seal to be affixed and this Certificate to be signed by an authorized officer this 18 day of April, 2011.

By:

Name:	Leonard A. Cullo, Jr.
Title:	President

52598-1

0000000758-001

04/04/2011